RAMCO-GERSHENSON PROPERTIES TRUST           FINAL COPY-07/23/03
27600 Northwestern Highway, Suite 200
Southfield, MI 48034
(248) 350-9900
FAX: (248) 350-9925




Contact:   Dennis Gershenson, President & CEO            FOR IMMEDIATE RELEASE
           or Richard Smith, CFO                        WEDNESDAY, JULY 23, 2003
Phone:     (248) 350-9900
FAX:       (248) 350-9925

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS RESULTS FOR SECOND QUARTER 2003 Successfully completes 2.15 million common share public offering, Recognizes previously announced one-time, non-cash charge for write-off of Kmart straight line rent receivable

FINANCIAL RESULTS:

o    Diluted FFO per share of $0.36
o    Diluted FFO of $5.7 million
o    Diluted EPS from continuing operations of $(0.09)
o    Total revenues of $25.3 million
o    Paid $0.42 per share regular quarterly dividend on July 15, 2003

OPERATION HIGHLIGHTS:

o    Completed 2.15 million common share public offering
o    Acquired Publix at River Crossing shopping center in New Port Richey, FL
o Announced Target anchored redevelopment at Shoppes of Lakeland in Lakeland, FL
o Finalized 195,000 square foot Meijer Superstore to replace Kmart at Tel-Twelve in Southfield, MI
o Signed Wal-Mart Superstore expansion agreement for Taylors Square in Greenville, SC
o    Commenced Home Depot anchored development in Grand Haven, MI

SOUTHFIELD, MICH. -- RAMCO-GERSHENSON PROPERTIES TRUST (NYSE:RPT) announced today results for the second quarter and six months ended June 30, 2003.

The Company's diluted Funds From Operations (FFO) per share for the quarter ended June 30, 2003 was $0.36, which was $0.01 above consensus analyst estimates. As previously announced, FFO and earnings from continuing operations were reduced by a $0.19 per share charge related to the write-off of the Kmart straight line rent receivable as part of the assignment of the Kmart lease to Meijer, Inc. at the Company's Tel-Twelve shopping center in Southfield, Michigan.

Including the $3.0 million straight line rent receivable charge, for the three months ended June 30, 2003, diluted FFO decreased 21.9 percent, or $1,607,000 to $5,736,000 compared with $7,343,000 for the three months ended June 30, 2002. On a per share basis the decrease was 28.0 percent, or $0.14, to $0.36 compared with $0.50 in 2002. Total revenues increased 18.2 percent or $3,909,000, to a total of $25,339,000, compared with $21,430,000 in 2002. Taking into consideration the charge, income (loss) from continuing operations for the three months ended June 30, 2003, was $(518,000) compared with $2,162,000 in 2002. On a diluted earnings per share basis, earnings (loss) from continuing operations decreased from $0.39 in 2002 to $(0.09) in 2003.

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 1


Including the aforementioned charge, for the six months ended June 30, 2003, diluted FFO decreased 4.2 percent, or approximately $615,000, to $14,183,000 compared with $14,798,000 for the six months ended June 30, 2002. On a per share basis, the decrease was 17.3 percent, or $0.19, to $0.91 compared with $1.10 in 2002. Total revenues increased 20.1 percent or $8,665,000, to a total of $51,834,000, compared with $43,169,000 in 2002. Income from continuing operations for the six months ended June 30, 2003, was $2,633,000 compared with $4,448,000 in 2002. On a diluted earnings per share basis, earnings (loss) from continuing operations decreased from $0.66 in 2002 to $0.11 in 2003.

"The second quarter of 2003 has been a particularly busy one for the Company" said Dennis Gershenson, President and Chief Executive Officer of Ramco-Gershenson Properties Trust. "We accomplished a significant number of objectives including the completion of a second common share equity offering in a little over a year, the acquisition of a grocery-anchored shopping center, the commencement of a new development project in Grand Haven, Michigan and the announcement of several major redevelopment projects. Our FFO was in line with analysts estimates, which were adjusted for the non-cash charge taken in the quarter. It should be noted that the write-off taken accompanies a positive event, which is the replacement of a closed Kmart at our Tel-Twelve shopping center with a 195,000 square foot Meijer Superstore."

Acquisitions

During the quarter, the Company purchased a Publix Supermarket anchored shopping center in New Port Richey, Florida. The 62,000 square foot center was purchased for $7.2 million.

Subsequent to quarter end, the Company acquired the 247,000 square foot Clinton Pointe shopping center in Clinton Township, Michigan, a suburb of Detroit. The shopping center is anchored by Target, which was not part of the purchase, OfficeMax and Sports Authority. The center was purchased for $11.5 million.

Development

In June, the Company commenced the development of a Home Depot anchored shopping center in Grand Haven, Michigan. Grand Haven is located within the metro tri-plex area that encompasses the cities of Grand Rapids, Muskegon and Holland, Michigan. In addition to the Home Depot, which is anchor owned, the center will contain 50,000 square feet of retail space including two outlots. Home Depot is expected to open in the first quarter of 2004.

Asset Management

During the quarter, the Company entered into an agreement with Target to anchor the 300,000 square foot redevelopment of its Shoppes of Lakeland in Lakeland, Florida. As part of the agreement, the Company sold a portion of the center to Target. In addition to Target, the redevelopment includes an existing 23,000 square foot Michael's store. The Company is also finalizing a lease with an additional anchor to occupy the former 72,000 square foot Builder's Square space and is adding 52,800 square feet of ancillary retail space and a number of outlots to the shopping center.

In June, the Company announced that Meijer, a discount department and grocery store, will replace the closed 128,000 square foot Kmart with a new 195,000 square foot superstore at its Tel-Twelve shopping center in Southfield, Michigan. The transaction will occur through an assignment of the Kmart lease. The Company has determined to treat the assignment for accounting purposes as a termination of the Kmart lease and recognition of a new agreement with Meijer. Meijer, a seventy year old Company, opened its first "superstore" in Grand Rapids, Michigan in 1962. Since that time Meijer has

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 2


expanded its operation to include 156 superstores throughout Illinois, Indiana, Kentucky, Michigan and Ohio. The addition of Meijer to Tel-Twelve marks the second phase of the redevelopment of the shopping center. The Company is currently in negotiations with two retailers to occupy the vacant Montgomery Ward space, which would complete the redevelopment of this asset.

Also during the quarter, the Company entered into an agreement with Wal-Mart to expand its current 134,000 square foot store to a 207,000 square foot superstore at its Taylors Square shopping center in Greenville, South Carolina. An additional 29,000 square feet of new in-line retail space will also be constructed as part of the redevelopment. Wal-Mart's expansion at Taylors Square marks the Company's second announcement this year of an existing Wal-Mart converting their operation to a superstore format.

Wal-Mart is currently in the process of expanding its operation at the Troy Towne Center in Troy, Ohio, from an 116,000 square foot store to an 197,000 square foot superstore. This redevelopment, announced last quarter, also includes the addition of an 85,584 square foot Kohl's department store, which is open and operating. Wal-Mart is expected to open its expansion in the spring of 2004.

Leasing

Through the first six months of 2003 the Company opened 35 new non-anchor stores at an average rental rate of $13.71, which is 10.9% above portfolio average. The Company also renewed 57 non-anchor leases paying 6.3% above prior rents. In addition, the Company signed four new anchor leases.

Common Share Offering

In June, the Company completed a 2,150,000 common share public offering at a net price of $23.65 per share. The offering was underwritten by Deutsche Bank Securities. The net proceeds of $50.7 million were utilized to pay down outstanding balances under the Company's secured and unsecured credit facilities as well as to fund the Clinton Pointe acquisition.

Finance

Total capitalization as of June 30, 2003, was approximately $835.7 million. Total debt was $402.8 million with an average interest rate of 6.8% and an average maturity of 3.9 years. RPT's debt to market capitalization at the end of the quarter was 48.2%.

Dividend

The Company paid a cash dividend on its common stock of $0.42 per share on July 15, 2003 to shareholders of record on June 30, 2003.

Earnings Guidance/Conference Call

The Company is tightening its previously announced 2003 annual FFO diluted per share estimates of between $2.03 and $2.13 to be between $2.03 and $2.08, per share. This corresponds to net income per diluted common share estimates for 2003 of between $0.49 and $0.53.

RPT expects 2004 annual diluted FFO per share to be between $2.35 and $2.45 and net income per diluted common share to be between $1.25 and $1.30.

RPT will host a live broadcast of its 2nd Quarter conference call on July 24, 2003 at 9:00 a.m. eastern time, to discuss its financial and operating results and 2003 and 2004 guidance. The live broadcast will

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 3


be available online at www.ramcogershenson.com, www.streetevents.com and www.vcall.com or by telephone at (800) 539-5010 (no passcode needed). A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (800) 642-1687, passcode 1458331 (for one week).

Supplemental financial information is available via e-mail by sending requests to dhendershot@rgpt.com and is also available at the investor relations section of our web page.

Ramco-Gershenson Properties Trust has a portfolio of 62 shopping centers totaling approximately 12.2 million square feet of gross leasable area, consisting of 61 community centers, of which nine are power centers and two are single tenant properties, as well as one enclosed regional mall. The Company's centers are located in Michigan, Ohio, Wisconsin, New Jersey, Maryland, Virginia, North Carolina, South Carolina, Tennessee, Georgia, Alabama and Florida. Headquartered in Southfield, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust
(REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.

This press release contains forward-looking statements with respect to the operation of certain of the Trust's properties. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this document are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Trust's properties are located, the performance of the Trust's tenants at the Trust's properties and elsewhere, and other factors discussed in the Trust's reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 4


                        RAMCO-GERSHENSON PROPERTIES TRUST
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   Three          Three           Six            Six
                                                                   Months         Months         Months         Months
                                                                   Ended          Ended          Ended           Ended
                                                                  6/30/03        6/30/02        6/30/03        6/30/02
                                                                -----------    -----------    -----------    -----------
REVENUES
    Minimum rents                                               $    17,838    $    15,022    $    35,284    $    28,890
    Percentage rents                                                    115            194            774            716
    Recoveries from tenants                                           6,681          5,762         14,384         11,710
    Fees and management income                                          466            229            674            880
    Interest and other income                                           239            223            718            973
                                                                -----------    -----------    -----------    -----------
         Total Revenues                                              25,339         21,430         51,834         43,169
                                                                -----------    -----------    -----------    -----------

EXPENSES
    Real estate taxes                                                 3,404          2,728          6,704          5,300
    Recoverable operating expenses                                    3,943          3,242          8,225          6,626
    Depreciation and amortization                                     5,596          4,339         10,698          8,349
    Other operating                                                   3,273            382          3,662            694
    General and administrative                                        2,155          2,108          4,376          4,159
    Interest expense                                                  7,118          6,056         14,458         12,366
                                                                -----------    -----------    -----------    -----------
         Total Expenses                                              25,489         18,855         48,123         37,494
                                                                -----------    -----------    -----------    -----------

Operating income (loss)                                                (150)         2,575          3,711          5,675
Earnings from unconsolidated entities                                    58            177            140            346
                                                                -----------    -----------    -----------    -----------

Income (Loss) before gain on sale of real estate and minority
 interest                                                               (92)         2,752          3,851          6,021
Loss on sale of real estate                                            (527)             -           (527)             -
Minority interest                                                       101           (590)          (691)        (1,573)
                                                                -----------    -----------    -----------    -----------

Income (Loss) from continuing operations                               (518)         2,162          2,633          4,448
Discontinued operations, net of minority interest:
  Gain on sale of property                                                -          2,164              -          2,164
  Income (Loss) from operations                                           -             (4)             -            147
                                                                -----------    -----------    -----------    -----------

Net income (loss)                                                      (518)         4,322          2,633          6,759
Preferred dividends                                                    (594)             -         (1,188)          (828)
Gain on redemption of preferred shares                                    -          2,425              -          2,425
                                                                -----------    -----------    -----------    -----------

Net income (loss) available to common shareholders              $    (1,112)   $     6,747    $     1,445    $     8,356
                                                                ===========    ===========    ===========    ===========

Basic earnings (loss) per share:
   Income (Loss) from continuing operations                     $     (0.09)   $      0.44    $      0.12    $      0.69
   Income from discontinued operations                                    -           0.21              -           0.26
                                                                ===========    ===========    ===========    ===========
   Net income (loss)                                            $     (0.09)   $      0.65    $      0.12    $      0.95
                                                                ===========    ===========    ===========    ===========

Diluted earnings (loss) per share:
   Income (Loss) from continuing operations                     $     (0.09)   $      0.39    $      0.11    $      0.66
   Income from discontinued operations                                    -           0.17              -           0.21
                                                                ===========    ===========    ===========    ===========
   Net income (loss)                                            $     (0.09)   $      0.56    $      0.11    $      0.87
                                                                ===========    ===========    ===========    ===========

Weighted average shares outstanding:
     Basic                                                           12,709         10,435         12,949          8,771
                                                                ===========    ===========    ===========    ===========
     Diluted                                                         12,889         14,674         12,655         13,392
                                                                ===========    ===========    ===========    ===========

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 5


                     CALCULATION OF FUNDS FROM OPERATIONS(1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                         Three          Three           Six           Six
                                                         Months         Months         Moths         Months
                                                         Ended          Ended          Ended         Ended
                                                        6/30/03        6/30/02        6/30/03       6/30/02
                                                      -----------    -----------    -----------   -----------
Net income (loss) available to common shareholders    $    (1,112)   $     6,747    $     1,445   $     8,356
Add:
   Depreciation and amortization expense                    5,582          4,597         10,680         8,569
   Loss on sale of real estate                              1,367              -          1,367             -
    Minority interest in partnership:
       Continuing operations                                 (101)           590            691         1,573
       Discontinued operations                                  -             (2)             -            61
Less:
  Gain on redemption of preferred shares                        -         (2,425)             -        (2,425)
  Discontinued operations, gain on sale of property             -         (2,164)             -        (2,164)
                                                      -----------    -----------    -----------   -----------

Funds from Operations-basic                                 5,736          7,343         14,183        13,970

Add:
    Convertible preferred share dividends(2)                    -              -              -           828
                                                      -----------    -----------    -----------   -----------

Funds from Operations-diluted                         $     5,736    $     7,343    $    14,183   $    14,798
                                                      ===========    ===========    ===========   ===========

Funds from Operations per share:
   Basic                                              $      0.37    $      0.55    $      0.92   $      1.19
                                                      ===========    ===========    ===========   ===========
   Diluted                                            $      0.36    $      0.50    $      0.91   $      1.10
                                                      ===========    ===========    ===========   ===========

Basic weighted average shares outstanding(3)               15,640         13,373         15,425        11,713
Convertible Preferred shares and options(2)                   180          1,301            161         1,679
                                                      -----------    -----------    -----------   -----------
Diluted weighted average shares outstanding(3)             15,820         14,674         15,586        13,392
                                                      ===========    ===========    ===========   ===========

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 6


                        RAMCO-GERSHENSON PROPERTIES TRUST
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                    June 30,    December 31,
                                                                     2003          2002
                                                                  -----------   ------------
ASSETS                                                            (Unaudited)
  Investment in real estate, net                                  $   645,446   $   628,953

  Cash and cash equivalents                                            13,577         9,974

  Accounts receivable, net                                             21,605        21,425

  Equity investments in and advances to unconsolidated entities         9,604         9,578

  Other assets, net                                                    25,933        27,912
                                                                  -----------   -----------
       Total Assets                                               $   716,165   $   697,842
                                                                  ===========   ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

  Mortgages and notes payable                                     $   402,835   $   423,248

  Distributions payable                                                 7,902         6,384

  Accounts payable and accrued expenses                                18,797        20,621
                                                                  -----------   -----------

        Total Liabilities                                             429,534       450,253

  Minority Interest                                                    43,852        46,586

  Commitments and Contingencies                                             -             -

        Shareholders' Equity                                          242,779       201,003
                                                                  -----------   -----------

               Total Liabilities and Shareholders' Equity         $   716,165   $   697,842
                                                                  ===========   ===========

RAMCO-GERSHENSON PROPERTIES TRUST
ADD 7


(1) Management generally considers funds from operations ("FFO") an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

(2) Series B preferred shares are not convertible into common shares. Therefore they are excluded from the calculation.

(3) For basic FFO, represents the weighted average total shares outstanding, assuming the redemption of all Operating Partnership Units for Common Shares. For diluted FFO, represents the weighted average total shares outstanding, assuming the redemption of all Operating Partnership Units for Common Shares, the Series A Preferred Shares converted to Common Shares in 2002 and the Common Shares issuable under the treasury stock method upon exercise of stock options.



                                     ******




  For more information on Ramco-Gershenson Properties Trust visit the Company's
                       Website at: www.ramcogershenson.com